Lumen Technologies, Inc.
Proforma Revenue(1)
(UNAUDITED)
($ in millions)

	4Q20	3Q20	2Q20	1Q20	4Q19	3Q19	2Q19	1Q19
Business Revenue By Sales Channel
International & Global Accounts	$1,033	1,013	1,031	1,041	1,046	1,040	1,046	1,040
Large Enterprise	986	990	973	966	975	965	952	944
Mid-Market Enterprise	716	737	755	761	771	779	788	814
Wholesale	930	958	958	969	997	1,025	1,020	1,037
Business Segment Total	$3,665	3,698	3,717	3,737	3,789	3,809	3,806	3,835
Mass Market Segment Total	1,460	1,469	1,475	1,491	1,517	1,541	1,569	1,592
Total Revenue	$5,125	5,167	5,192	5,228	5,306	5,350	5,375	5,427

Business Revenue by Product Category
International and Global Accounts
Compute & Application Services	$191	188	192	201	203	197	198	192
IP & Data Services	431	431	432	437	436	440	446	442
Fiber Infrastructure Services	212	206	202	202	204	198	192	191
Voice & Other	199	188	205	201	203	205	210	215
Total IGAM Revenue	$1,033	1,013	1,031	1,041	1,046	1,040	1,046	1,040

Large Enterprise
Compute & Application Services	$182	167	160	154	160	157	151	142
IP & Data Services	394	393	400	401	409	392	394	394
Fiber Infrastructure Services	154	162	136	138	139	140	129	116
Voice & Other	256	268	277	273	267	276	278	292
Total Large Enterprise Revenue	$986	990	973	966	975	965	952	944

Mid-Market Enterprise
Compute & Application Services	$36	32	35	34	35	37	35	40
IP & Data Services	456	460	463	466	471	468	473	482
Fiber Infrastructure Services	53	54	57	54	56	54	51	58
Voice & Other	171	191	200	207	209	220	229	234
Total Mid-Market Enterprise Revenue	$716	737	755	761	771	779	788	814

Wholesale
Compute & Application Services	$45	47	45	46	51	37	50	50
IP & Data Services	307	311	313	318	327	345	324	323
Fiber Infrastructure Services	156	157	152	153	153	157	160	159
Voice & Other	422	443	448	452	466	486	486	505
Total Wholesale Revenue	$930	958	958	969	997	1,025	1,020	1,037

Business Segment by Product Category
Compute & Application Services	$454	434	432	435	449	428	434	424
IP & Data Services	1,588	1,595	1,608	1,622	1,643	1,645	1,637	1,641
Fiber Infrastructure Services	575	579	547	547	552	549	532	524
Voice & Other	1,048	1,090	1,130	1,133	1,145	1,187	1,203	1,246
Total Business Segment Revenue	$3,665	3,698	3,717	3,737	3,789	3,809	3,806	3,835

Mass Market Segment by Product Category
Consumer Broadband	$731	730	726	722	718	718	718	722
SBG Broadband	37	38	39	39	34	43	43	43
Voice & Other	569	578	587	607	642	657	685	704
CAF II	123	123	123	123	123	123	123	123
Total Mass Market Segment	$1,460	1,469	1,475	1,491	1,517	1,541	1,569	1,592

(1) Revenue originally reported in Lumen’s earnings release issued on February 10, 2021 has been updated for changes to its segment and customer-facing sales channel reporting categories in 2021 to better support its customers.